UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2018

Commission file number 333-184948

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076
(Address of Principal Executive Offices, Including Zip Code)

(443) 776-3133
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2018, the Board of Directors (the “Board”) of Processa Pharmaceuticals, Inc. (the “Company” or “Processa”) appointed James Stanker, age 60, as Chief Financial Officer of the Company and entered into an employment agreement (the “Agreement”) between the Company and Mr. Stanker, governing the terms of Mr. Stanker’s employment, which became effective on September 1, 2018

Prior to joining the Company Mr. Stanker was providing financial consulting services to various companies, including Processa, and was an audit partner with Grant Thornton LLP from 2000 to 2016. Mr. Stanker has a Masters of Business Administration from California State University, East Bay and a Bachelor of Science from San Jose State University. He currently serves on the Board of Directors and is Chairman of the Audit Committee of GSE Systems, Inc. (NYSE MKT: GVP) and is a Certified Public Accountant.

Pursuant to the Agreement, Mr. Stanker will receive a base salary of $87,500. The Company granted Mr. Stanker stock options to purchase 334,400 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on such date. The options are for a 10 year term and vest 25% on September 1, 2019 and 1/48th of such options shall vest each month thereafter provided Mr. Stanker continues employment with us. In the event Mr. Stanker is terminated without Cause (as defined in the Agreement) or for Good Reason (as defined in the Agreement) prior to September 1, 2019, 25% of such options shall vest. The options shall vest in full upon a Change in Control (as defined in the Agreement) and if terminated without Cause or for Good Reason in connection therewith, he shall also receive six months of base salary as a severance payment. Mr. Stanker is entitled to participate in all employee benefits available to employees of the Company. The Employment Agreement also includes confidentiality provisions.

A press release announcing Mr. Stanker’s employment is filed as Exhibit 99.1 hereto.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01.	Exhibits and Financial Statements.

Exhibit No.	Exhibit Description

99.1	Press Release, dated September 10, 2018, announcing the appointment of James Stanker as Chief Financial Officer

10.1	Employment Agreement, dated September 5, 2018, between Processa Pharmaceuticals and James Stanker

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on September 10, 2018.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ David Young
David Young
Chief Executive Officer